[McGLADREY & PULLEN, LLP LETTERHEAD]

December 15, 2011

Securities and Exchange Commission
Washington, DC  20549

Commissioners:

We have read Central Bancorp, Inc.'s statements included under item 4.01 of its Form 8-K filed on December 15, 2011, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP